Exhibit 99.1

MabVax Therapeutics Announces Stock Ticker Symbol Change to MBVX

SAN DIEGO, CA, October 10, 2014 – MabVax Therapeutics Holdings, Inc. (“MabVax”), a clinical stage oncology drug development company, announced today that FINRA has approved a change in the Company’s stock symbol. Effective today, the Company’s common shares will commence trading on the OTC Bulletin Board under the trading symbol “MBVX” (OTCQB: MBVX.) The previous trading symbol was “TELK” (OTCQB: TELK).

J. David Hansen, President and CEO of the Company, said, “We are pleased to commence trading under the MBVX symbol. This marks one of the final steps associated with our recent merger. MabVax has made significant progress in the short period of time since the July merger. The Company has recently announced that targeting sequences from its fully-human antibody discovery program were partnered with Memorial Sloan-Kettering Cancer Center and Juno Therapeutics for the development of new CAR T-cell products for the treatment of certain solid tumors. The Company’s lead antibody program designated 5B1 will enter two Phase 1 trials by mid-year 2015. The first Phase 1 trial will test the 5B1 antibody coupled with a radiolabel as a PET imaging agent for the diagnosis of pancreatic cancer. That trial will be followed closely by a second trial with the therapeutic version of the antibody that is intended to treat the same cancer.”

Mr. Hansen added; “MabVax recently received an Orphan Drug Designation for its neuroblastoma vaccine that will enter a Phase 2 clinical trial in 2015. The neuroblastoma vaccine will be the third therapeutic cancer vaccine that the Company will have in proof of concept Phase 2 clinical trials. Vaccines to treat sarcoma and ovarian cancer are expected to report out the key clinical trial endpoint of overall survival in the first half of 2016. It has been a remarkably productive quarter for the Company.”

About MabVax

MabVax Therapeutics Holdings, Inc. is a clinical stage biotechnology company focused on the development of vaccine and antibody based therapies to address unmet medical needs in the treatment of cancer. MabVax has discovered a pipeline of human monoclonal antibody products based on the protective immune responses generated by patients who have been immunized against targeted cancers with the Company’s proprietary vaccines. MabVax has the exclusive license to the therapeutic vaccines from Memorial Sloan Kettering Cancer Center. MabVax has two cancer vaccines targeting recurrent sarcoma and ovarian cancer in proof of concept Phase II multi-center clinical trials, and a vaccine targeting neuroblastoma ready for Phase II clinical

11588 Sorrento Valley Road, Suite 20, San Diego, CA 92121     p: 858-259-9405     f: 858-792-7033

website: www.mabvax.com             email: gregoryhanson@mabvax.com

Exhibit 99.1

development. MabVax merged with Telik, Inc. on July 8, 2014. MabVax will continue developing the existing pipeline at MabVax, while evaluating development programs that were under way at Telik prior to the merger.

Additional information about the Company is available at www.mabvax.com.

Forward Looking Statements

This press release contains “forward-looking statements” regarding matters that are not historical facts, including statements relating to the Company’s development pipeline and stock symbol. We have no assurance that all of the product development pipeline will be fully developed by the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company’s periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled “Risk Factors” in its annual report on Form 10-K for the fiscal year ended December 31, 2013 and in the Proxy Statement dated July 25, 2014, as amended and supplemented from time to time and in our quarterly report on Form 10-Q for June 30, 2014. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Contact:

David Hansen

President and CEO

11588 Sorrento Valley Road, Suite 20

San Diego, CA 92121

858-259-9405

dhansen@mabvax.com

Investors:

Stephanie Carrington

ICR

646-277-1282

stephanie.carrington@icrinc.com

11588 Sorrento Valley Road, Suite 20, San Diego, CA 92121     p: 858-259-9405     f: 858-792-7033

website: www.mabvax.com             email: gregoryhanson@mabvax.com